EXHIBIT 32.2
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Quarterly Report of Capital Senior Living Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tiffany L. Dutton, Senior Vice President- Accounting and Finance and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tiffany L. Dutton
Tiffany L. Dutton
Senior Vice President- Accounting and Finance and Principal Accounting Officer
May 14, 2021